Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Strong Q3 Results; Raises FY26 Guidance
______________________________________________________________________________________
▪Q3 sales increased 9% and organic sales increased 10%*
▪Q3 GAAP EPS of $1.23; Q3 Adjusted EPS* of $1.42
▪Q3 orders +27% organically year-over-year
▪Backlog of $21.0 billion increased 32% organically year-over-year
* This earnings release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found in the attached footnotes. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures.
_____________________________________________________________________________________

CORK, Ireland — July 29, 2026 — Johnson Controls International plc (NYSE: JCI), a global leader in thermal management, mission-critical building systems, energy efficiency, and decarbonization, is proud to announce fiscal third quarter 2026 GAAP earnings per share (“EPS”) of $1.23. Adjusted EPS was $1.42.

Q3 sales increased 9% to $6.6 billion and organic sales increased 10%.

For the quarter, GAAP net income from continuing operations attributable to JCI was $749 million and adjusted net income from continuing operations was $868 million.

“We delivered another strong quarter, highlighted by 10% organic revenue growth, sustained order momentum, and continued margin expansion,” said Joakim Weidemanis, Chief Executive Officer of Johnson Controls. “While we remain early in our journey deploying our proprietary business system, the progress we are seeing demonstrates the potential to further improve execution, productivity and customer outcomes. Our third-quarter performance and continued momentum give us confidence in our raised full-year outlook.”

FISCAL Q3 SEGMENT RESULTS
The financial highlights presented in the tables below exclude discontinued operations and are in accordance with GAAP, unless otherwise indicated. All comparisons are to the third quarter of fiscal 2025. Orders and backlog metrics included in the release relate to the Company's Solutions and Services businesses. Orders prior to Q1 2026 exclude certain equipment-only sales for longer cycle projects. Backlog has been restated to include this new category.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

Americas

	Fiscal Q3
(in millions)	2026	2025	Change
Sales	$4,504	$4,042	11%

Segment EBIT	847	654	30%
Segment EBIT Margin %	18.8%	16.2%	260	bp

Segment EBITA (non-GAAP)	926	742	25%
Adjusted Segment EBITA (non-GAAP)	951	746	27%
Adjusted Segment EBITA Margin % (non-GAAP)	21.1%	18.5%	260	bp

Sales in the quarter of $4.5 billion increased 11% over the prior year. Organic sales also increased 11% led by continued strength across Applied HVAC. Products and Systems sales increased 12% and Services increased 10%.
Excluding acquisitions and divestitures and adjusted for foreign currency, orders increased 37% year-over-year and backlog of $15.9 billion increased 40% year-over-year. The increase in orders and backlog was supported by sustained demand from data centers and other mission-critical environments.
Segment EBIT margin and adjusted Segment EBITA margin increased 260 bp compared to the prior year. The increases were primarily driven by strong operating leverage on higher revenue. Adjusted Segment EBITA in both Q3 2026 and Q3 2025 excludes transformation costs.

EMEA (Europe, Middle East, Africa)

	Fiscal Q3
(in millions)	2026	2025	Change
Sales	$1,264	$1,273	(1%)

Segment EBIT	172	159	8%
Segment EBIT Margin %	13.6%	12.5%	110	bp

Segment EBITA (non-GAAP)	179	177	1%
Adjusted Segment EBITA (non-GAAP)	181	179	1%
Adjusted Segment EBITA Margin % (non-GAAP)	14.3%	14.1%	20	bp

Sales in the quarter of approximately $1.3 billion decreased 1% over the prior year. Organic sales increased 1% versus the prior year quarter; constrained by continued pressure in the region due to the conflicts in the Middle East. Both Products and Systems and Services grew 1% organically.
Excluding acquisitions and divestitures and adjusted for foreign currency, orders increased 6% year-over-year and backlog of $3.1 billion increased 14% year-over-year.
Segment EBIT margin increased 110 bp and adjusted Segment EBITA margin increased 20 bp compared to the prior year. The increases were primarily driven by favorable pricing and productivity improvements, partially offset by the impact of business divestitures. Adjusted Segment EBITA in Q3 2026 and Q3 2025 excludes transformation costs.

APAC (Asia Pacific)

	Fiscal Q3
(in millions)	2026	2025	Change
Sales	$846	$737	15%

Segment EBIT	171	139	23%
Segment EBIT Margin %	20.2%	18.9%	130	bp

Segment EBITA (non-GAAP)	175	143	22%
Adjusted Segment EBITA (non-GAAP)	179	143	25%
Adjusted Segment EBITA Margin % (non-GAAP)	21.2%	19.4%	180	bp

Sales in the quarter of $846 million increased 15% versus the prior year. Organic sales increased 15% versus the prior year quarter, led by 20% growth in Product and Systems and continued strength in Applied HVAC.
Excluding acquisitions and divestitures and adjusted for foreign currency, orders increased 12% and backlog of $2.0 billion increased 12% year-over-year.
Segment EBIT margin increased 130 bp and adjusted Segment EBITA margin increased 180 bp compared to the prior year, primarily driven by productivity improvements, favorable business mix and higher revenues. Adjusted Segment EBITA in Q3 2026 excludes transformation costs.

Corporate

	Fiscal Q3
(in millions)	2026	2025	Change
Corporate Expense
GAAP	$167	$141	18%
Adjusted (non-GAAP)	100	93	8%
Adjusted Corporate expense in both Q3 2026 and Q3 2025 excludes certain transaction/separation costs and transformation costs. The increase year-over-year is primarily due to increased corporate accruals related to incentive compensation and the timing of certain corporate expenses.

OTHER Q3 ITEMS
▪Cash provided by operating activities was $1,289 million. Free cash flow was $1,194 million and adjusted free cash flow was $1,179 million.
▪The Company paid dividends of $245 million.

GUIDANCE
The following forward-looking statements are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. The Company is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2026 fourth quarter and full year GAAP financial results.

The Company initiated fiscal 2026 fourth quarter continuing operations guidance:
▪Organic sales growth of 9% to 10%
▪Operating leverage of 45% to 50%
▪Adjusted EPS of ~$1.55

The Company's fiscal 2026 full year continuing operations guidance is as follows:
▪Organic sales growth of ~8% (previously up ~6%)
▪Operating leverage of 45% to 50% (previously ~50%)
▪Adjusted EPS of ~$5.05 (previously ~$4.85)
▪Adjusted free cash flow conversion of ~100% (unchanged)

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed via webcast at https://johnson-controls-q3-2026-earnings.open-exchange.net. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

ABOUT JOHNSON CONTROLS

Johnson Controls, a global leader in thermal management, mission-critical building systems, energy efficiency, and decarbonization, helps customers use energy more productively, reduce carbon emissions, and operate with the precision and resilience required in rapidly expanding industries such as data centers, healthcare, pharmaceuticals, advanced manufacturing, and higher education.

For more than 140 years, Johnson Controls has delivered performance where it really matters. Backed by advanced technology, lifecycle services and an industry-leading field organization, we elevate customer performance, turn goals into real-world results and help move society forward.

Visit johnsoncontrols.com for more information and follow @Johnsoncontrols on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACT:	MEDIA CONTACT:

Michael Gates	Danielle Canzanella
Direct: +1 414.524.5785	Direct: +1 203.499.8297
Email: michael.j.gates@jci.com	Email: danielle.canzanella@jci.com

###

JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Johnson Controls International plc (the "Company") has made statements in this document that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding the Company’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. The Company cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability to manage general economic, business and capital market conditions, including the impacts of trade restrictions, recessions, economic downturns and global price inflation; the ability to manage macroeconomic and geopolitical volatility, including changes to laws or policies governing foreign trade, including tariffs, economic sanctions, foreign exchange and capital controls, import/export controls or other trade restrictions as well as any associated supply chain disruptions; the ability to execute on the Company’s operating model and drive organizational improvement; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; fluctuations in the cost and availability of public and private financing for customers; the ability to manage disruptions caused by international conflicts, including Russia and Ukraine and the ongoing conflicts in the Middle East; the ability to successfully execute and complete portfolio simplification actions, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, maintaining and improving the capacity, reliability and security of the Company’s enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of the Company’s digital platforms and services; fluctuations in currency exchange rates; the ability to hire and retain senior management and other key personnel; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet the Company’s public sustainability commitments; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; the ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; any delay or inability of the Company to realize the expected benefits and synergies of recent portfolio transactions; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled "Risk Factors" in Johnson Controls' Annual Report on Form 10-K for the year ended September 30, 2025 filed with the United States Securities and Exchange Commission ("SEC") on November 14, 2025, which is available at www.sec.gov and www.johnsoncontrols.com under the "Investors" tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

FINANCIAL STATEMENTS

Johnson Controls International plc
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net sales
Products and systems	$4,596	$4,122	$12,687	$11,672
Services	2,018	1,930	5,866	5,482
	6,614	6,052	18,553	17,154
Cost of sales
Products and systems	3,012	2,656	8,448	7,635
Services	1,128	1,150	3,295	3,278
	4,140	3,806	11,743	10,913

Gross profit	2,474	2,246	6,810	6,241

Selling, general and administrative expenses	1,407	1,417	4,029	4,243
Restructuring and impairment costs	80	51	224	146
Net financing charges	71	77	197	243
Equity income	1	4	3	5

Income from continuing operations before income taxes	917	705	2,363	1,614

Income tax provision	165	87	443	160

Income from continuing operations	752	618	1,920	1,454

Income (loss) from discontinued operations, net of tax	—	160	(27)	301

Net income	752	778	1,893	1,755

Income attributable to noncontrolling interests
Continuing operations	3	—	7	—
Discontinued operations	—	77	—	157

Net income attributable to Johnson Controls	$749	$701	$1,886	$1,598

Income (loss) attributable to Johnson Controls
Continuing operations	$749	$618	$1,913	$1,454
Discontinued operations	—	83	(27)	144
Total	$749	$701	$1,886	$1,598

Basic earnings (loss) per share attributable to Johnson Controls
Continuing operations	$1.23	$0.94	$3.13	$2.21
Discontinued operations	—	0.13	(0.04)	0.22
Total	$1.23	$1.07	$3.09	$2.43

Diluted earnings (loss) per share attributable to Johnson Controls
Continuing operations	$1.23	$0.94	$3.12	$2.20
Discontinued operations	—	0.13	(0.04)	0.22
Total	$1.23	$1.07	$3.08	$2.42

Johnson Controls International plc
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	June 30, 2026	September 30, 2025
Assets

Cash and cash equivalents	$641	$379
Accounts receivable - net	6,970	6,269
Inventories	1,955	1,820
Current assets held for sale	4	14
Other current assets	1,711	1,680
Current assets	11,281	10,162

Property, plant and equipment - net	1,977	2,193
Goodwill	16,612	16,633
Other intangible assets - net	3,550	3,613
Noncurrent assets held for sale	225	140
Other noncurrent assets	5,114	5,198
Total assets	$38,759	$37,939

Liabilities and Equity

Short-term debt	$865	$723
Current portion of long-term debt	311	566
Accounts payable	3,917	3,614
Accrued compensation and benefits	1,098	1,268
Deferred revenue	2,943	2,470
Current liabilities held for sale	5	12
Other current liabilities	2,144	2,288
Current liabilities	11,283	10,941

Long-term debt	8,299	8,591
Pension and postretirement benefit obligations	177	211
Noncurrent liabilities held for sale	34	9
Other noncurrent liabilities	5,451	5,233
Noncurrent liabilities	13,961	14,044

Shareholders’ equity attributable to Johnson Controls	13,482	12,927
Noncontrolling interests	33	27
Total equity	13,515	12,954
Total liabilities and equity	$38,759	$37,939

Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Operating Activities of Continuing Operations
Income from continuing operations:
Attributable to Johnson Controls	$749	$618	$1,913	$1,454
Attributable to noncontrolling interests	3	—	7	—
Total	752	618	1,920	1,454
Adjustments to reconcile net income to cash provided by operating activities of continuing operations:
Depreciation and amortization	162	190	495	585
Pension and postretirement benefits	(11)	(15)	(39)	(52)
Deferred income taxes	(61)	(39)	(58)	(146)
Noncash restructuring and impairment charges	56	23	160	56
Equity-based compensation	29	48	95	107
(Gain) loss on business divestiture	(13)	—	(86)	6
Other - net	(23)	(24)	2	2
Changes in assets and liabilities:
Accounts receivable	(368)	(172)	(757)	(79)
Inventories	(26)	(52)	(166)	(79)
Other assets	(35)	(76)	62	(289)
Restructuring reserves	1	5	(25)	2
Accounts payable and accrued liabilities	701	258	764	31
Accrued income taxes	125	23	205	(12)
Cash provided by operating activities from continuing operations	1,289	787	2,572	1,586

Investing Activities of Continuing Operations
Capital expenditures	(95)	(94)	(243)	(304)
Acquisitions of businesses, net of cash acquired	(291)	(1)	(291)	(9)
Divestitures of businesses, net of cash divested	122	1	331	2
Other - net	(12)	9	(32)	9
Cash used by investing activities from continuing operations	(276)	(85)	(235)	(302)

Financing Activities of Continuing Operations
Net proceeds (payments) from borrowings with maturities less than three months	(259)	(75)	(194)	283
Proceeds from debt	229	—	545	1,369
Repayments of debt	—	—	(639)	(1,096)
Stock repurchases and retirements	(635)	(310)	(850)	(970)
Payment of cash dividends	(245)	(243)	(734)	(733)
Employee equity-based compensation withholding taxes	(2)	(2)	(62)	(33)
Other - net	(4)	(7)	(12)	69
Cash used by financing activities from continuing operations	(916)	(637)	(1,946)	(1,111)

Discontinued Operations
Cash (used) provided by operating activities	—	208	(98)	255
Cash used by investing activities	(155)	(25)	(155)	(52)
Cash used by financing activities	—	(109)	—	(174)
Cash (used) provided by discontinued operations	(155)	74	(253)	29
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(201)	122	(216)
Change in cash, cash equivalents and restricted cash held for sale	4	—	—	3
Increase (decrease) in cash, cash equivalents and restricted cash	(55)	(62)	260	(11)
Cash, cash equivalents and restricted cash at beginning of period	713	818	398	767
Cash, cash equivalents and restricted cash at end of period	658	756	658	756
Less: Restricted cash	17	25	17	25
Cash and cash equivalents at end of period	$641	$731	$641	$731

FOOTNOTES

1.Sale of Residential and Light Commercial HVAC Business

In July 2025, the Company sold its Residential and Light Commercial ("R&LC") HVAC business, including the North America Ducted business and the global Residential joint venture with Hitachi Global Life Solutions, Inc. (“Hitachi”), of which Johnson Controls owned 60% and Hitachi owned 40%. The R&LC HVAC business met the criteria to be classified as a discontinued operation and, as a result, its historical financial results are reflected in the consolidated financial statements as a discontinued operation.

2.Non-GAAP Measures

The Company reports various non-GAAP measures in this earnings release and the related earnings presentation. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Refer to the following footnotes for further information on the calculations of the non-GAAP measures and reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Organic sales

Organic sales growth excludes the impact of acquisitions, divestitures and foreign currency. Management believes organic sales growth is useful to investors in understanding period-over-period sales results and trends.

Cash flow

Management believes free cash flow and adjusted free cash flow measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate the Company’s ability to generate cash flow from operations and the impact that this cash flow has on its liquidity. Management also believes adjusted free cash flows are useful to investors in understanding period-over-period cash flows, cash trends and ongoing cash flows of the Company.

Adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures which exclude the impacts of the following:

•JC Capital cash flows primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

•The impact of the accounts receivables factoring program which was discontinued in March 2024.

•Cash payments related to the water systems AFFF settlement and cash receipts for AFFF-related insurance recoveries.

•Prepayment of royalty fees associated with certain IP licensed to divested businesses.

•Discrete tax payments are non-recurring tax settlements for certain non-US jurisdictions.

Adjusted financial measures

Adjusted financial measures are non-GAAP measures that are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the excluded amounts is a matter of management judgment and depends upon the nature and variability of the underlying expense or income amounts and other factors.

As detailed in the tables included in footnotes four through seven, the following items were excluded from certain financial measures:

•Net mark-to-market adjustments are the result of adjusting restricted asbestos investments and pension and postretirement plan assets to their current market value. These adjustments may have a favorable or unfavorable impact on results.

•Restructuring and impairment costs represents restructuring costs attributable to Johnson Controls including costs associated with exit plans or other restructuring plans that will have a more significant impact on the underlying cost structure of the organization. Impairment costs primarily relate to write-downs of goodwill, intangible assets and assets held for sale to their fair value.

•Water systems AFFF settlement and insurance recoveries include amounts related to a settlement with a nationwide class of public water systems concerning the use of AFFF manufactured and sold by a subsidiary of the Company, and AFFF-related insurance recoveries.

•Transaction/separation costs include costs associated with significant mergers and acquisitions.

•Transformation costs represent incremental expenses incurred in association with strategic growth initiatives and cost saving opportunities in order to realize the benefits of portfolio simplification and the Company's lifecycle solutions strategy.

•ERP asset - accelerated depreciation represents a change in ERP strategy within the EMEA segment, which led to certain assets being abandoned and the useful lives reduced.

•Loss (gain) on divestiture relates to the sale of the ADT Mexico Security and ADTi businesses.

•EMEA joint venture loss relates to certain non-recurring losses associated with the equity method accounting of a joint venture company.

•Discrete tax items, net includes the net impact of discrete tax items within the period, including the following types of items: changes in estimates associated with valuation allowances, changes in estimates associated with reserves for uncertain tax positions, withholding taxes recorded upon changes in indefinite re-investment assertions for businesses to be disposed of and impacts from statutory rate changes.

•Related tax impact includes the tax impact of the various excluded items.

Management believes the exclusion of these items is useful to investors due to the unusual nature and/or magnitude of the amounts. When considered together with unadjusted amounts, adjusted financial measures are useful to investors in understanding period-over-period operating results, business trends and ongoing operations of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes.

Operating leverage

Operating leverage is defined as the ratio of the change in adjusted EBIT for the period, divided by the corresponding change in net revenues. Management believes operating leverage is a useful metric to reflect enterprise value creation, capturing the impact of scale and cost discipline across the organization.

Debt ratios

Management believes that net debt to adjusted EBITDA, a non-GAAP measure, is useful to understanding the Company's financial condition as the ratio provides an overview of the extent to which the Company relies on external debt financing for its funding and also is a measure of risk to its shareholders.

3. Sales

The following tables detail the changes in sales from continuing operations attributable to organic growth, foreign currency, acquisitions, divestitures and other (unaudited):

Net sales	Three Months Ended June 30
(in millions)	Americas	EMEA	APAC	Total
Net sales - 2025	$4,042	$1,273	$737	$6,052
Base year adjustments
Divestitures and other	—	(41)	(5)	(46)
Foreign currency	8	15	3	26
Adjusted base net sales	4,050	1,247	735	6,032
Organic growth	454	17	111	582
Net sales - 2026	$4,504	$1,264	$846	$6,614

Growth %:
Net sales	11%	(1)%	15%	9%
Organic growth	11%	1%	15%	10%

Net sales	Nine Months Ended June 30
(in millions)	Americas	EMEA	APAC	Total
Net sales - 2025	$11,506	$3,631	$2,017	$17,154
Base year adjustments
Divestitures and other	—	(78)	(5)	(83)
Foreign currency	38	169	19	226
Adjusted base net sales	11,544	3,722	2,031	17,297
Acquisitions	—	3	—	3
Organic growth	924	82	247	1,253
Net sales - 2026	$12,468	$3,807	$2,278	$18,553

Growth %:
Net sales	8%	5%	13%	8%
Organic growth	8%	2%	12%	7%

Products and systems revenue	Three Months Ended June 30
(in millions)	Americas	EMEA	APAC	Total
Products and systems revenue - 2025	$2,847	$756	$519	$4,122
Base year adjustments
Divestitures and other	—	(1)	(1)	(2)
Foreign currency	8	11	3	22
Adjusted products and systems revenue	2,855	766	521	4,142
Organic growth	339	11	104	454
Products and systems revenue - 2026	$3,194	$777	$625	$4,596

Growth %:
Products and systems revenue	12%	3%	20%	11%
Organic growth	12%	1%	20%	11%

Products and systems revenue	Nine Months Ended June 30
(in millions)	Americas	EMEA	APAC	Total
Products and systems revenue - 2025	$8,094	$2,177	$1,401	$11,672
Base year adjustments
Divestitures and other	—	—	(1)	(1)
Foreign currency	35	113	15	163
Adjusted products and systems revenue	8,129	2,290	1,415	11,834
Acquisitions	—	3	—	3
Organic growth	580	45	225	850
Products and systems revenue - 2026	$8,709	$2,338	$1,640	$12,687

Growth %:
Products and systems revenue	8%	7%	17%	9%
Organic growth	7%	2%	16%	7%

Service revenue	Three Months Ended June 30
(in millions)	Americas	EMEA	APAC	Total
Service revenue - 2025	$1,195	$517	$218	$1,930
Base year adjustments
Divestitures and other	—	(40)	(4)	(44)
Foreign currency	—	4	—	4
Adjusted base service revenue	1,195	481	214	1,890
Organic growth	115	6	7	128
Service revenue - 2026	$1,310	$487	$221	$2,018

Growth %:
Service revenue	10%	(6)%	1%	5%
Organic growth	10%	1%	3%	7%

Service revenue	Nine Months Ended June 30
(in millions)	Americas	EMEA	APAC	Total
Service revenue - 2025	$3,412	$1,454	$616	$5,482
Base year adjustments
Divestitures and other	—	(78)	(4)	(82)
Foreign currency	3	56	4	63
Adjusted base service revenue	3,415	1,432	616	5,463
Organic growth	344	37	22	403
Service revenue - 2026	$3,759	$1,469	$638	$5,866

Growth %:
Service revenue	10%	1%	4%	7%
Organic growth	10%	3%	4%	7%

4. Cash Flow, Free Cash Flow and Free Cash Flow Conversion

The following table includes operating cash flow conversion, free cash flow and free cash flow conversion (unaudited):

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2026	2025	2026	2025
Cash provided by operating activities from continuing operations	$1,289	$787	$2,572	$1,586
Income from continuing operations attributable to Johnson Controls	749	618	1,913	1,454
Operating cash flow conversion	172%	127%	134%	109%

Cash provided by operating activities from continuing operations	$1,289	$787	$2,572	$1,586
Capital expenditures	(95)	(94)	(243)	(304)
Free cash flow (non-GAAP)	$1,194	$693	$2,329	$1,282

Income from continuing operations attributable to Johnson Controls	$749	$618	$1,913	$1,454
Free cash flow conversion from net income (non-GAAP)	159%	112%	122%	88%

The following table includes adjusted free cash flow and adjusted free cash flow conversion (unaudited):

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2026	2025	2026	2025
Free cash flow (non-GAAP)	$1,194	$693	$2,329	$1,282
Adjustments:
JC Capital cash provided (used) by operating activities	(8)	34	(33)	111
Water systems AFFF settlement cash payments and insurance recoveries	(7)	(3)	(165)	383
Prepaid IP royalties for divested businesses	—	—	(29)	—
Impact from discontinued factoring program	—	1	—	15
Discrete tax payments	—	—	31	—
Adjusted free cash flow (non-GAAP)	$1,179	$725	$2,133	$1,791

Adjusted net income attributable to JCI (non-GAAP)	$868	$693	$2,145	$1,664
JC Capital net (income) loss	26	(8)	22	(4)
Adjusted net income attributable to JCI, excluding JC Capital (non-GAAP)	$894	$685	$2,167	$1,660
Adjusted free cash flow conversion (non-GAAP)	132%	106%	98%	108%

5. EBIT, Segment Profitability and Corporate Expense

The following table reconciles income from continuing operations before income taxes to EBIT and adjusted EBIT.

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions; unaudited)	2026	2025	2026	2025

Income from continuing operations:
Attributable to Johnson Controls	$749	$618	$1,913	$1,454
Attributable to noncontrolling interests	3	—	7	—
Income from continuing operations	752	618	1,920	1,454
Less: Income tax provision (1)	165	87	443	160
Income before income taxes	917	705	2,363	1,614
Net financing charges	71	77	197	243
EBIT	$988	$782	$2,560	$1,857
EBIT margin	14.9%	12.9%	13.8%	10.8%

Adjusting items:
Net mark-to-market adjustments	28	21	16	7
Restructuring and impairment costs	(80)	(51)	(224)	(146)
Water systems AFFF insurance recoveries	17	1	148	13
Transaction/separation costs	(18)	(9)	(43)	(27)
Transformation costs	(80)	(45)	(197)	(124)
Gain on divestiture	—	—	70	—
Adjusted EBIT (non-GAAP)	$1,121	$865	$2,790	$2,134
Adjusted EBIT margin (non-GAAP)	16.9%	14.3%	15.0%	12.4%

(1) Adjusted income tax provision excludes the related tax impacts of pre-tax adjusting items.

The following tables reconcile Segment EBIT to Segment EBITA (non-GAAP) as reported and reconcile Segment EBIT and Segment EBITA (non-GAAP) as reported to adjusted Segment EBIT and Segment EBITA (non-GAAP) and adjusted Segment EBIT and Segment EBITA (non-GAAP) margin (unaudited):

	Three Months Ended June 30,
(in millions)	Americas		EMEA		APAC
	2026	2025	2026	2025	2026	2025

Sales	$4,504	$4,042	$1,264	$1,273	$846	$737

Segment EBIT	847	654	172	159	171	139
Amortization	79	88	7	18	4	4
Segment EBITA (non-GAAP)	926	742	179	177	175	143

Adjusting items:
Transformation costs	25	4	2	2	4	—

Adjusted Segment EBIT (non-GAAP)	872	658	174	161	175	139
Adjusted Segment EBITA (non-GAAP)	951	746	181	179	179	143

Segment EBIT margin %	18.8%	16.2%	13.6%	12.5%	20.2%	18.9%
Adjusted Segment EBIT margin % (non-GAAP)	19.4%	16.3%	13.8%	12.6%	20.7%	18.9%

Segment EBITA margin % (non-GAAP)	20.6%	18.4%	14.2%	13.9%	20.7%	19.4%
Adjusted Segment EBITA margin % (non-GAAP)	21.1%	18.5%	14.3%	14.1%	21.2%	19.4%

	Nine Months Ended June 30,
(in millions)	Americas		EMEA		APAC
	2026	2025	2026	2025	2026	2025

Sales	$12,468	$11,506	$3,807	$3,631	$2,278	$2,017

Segment EBIT	2,096	1,764	502	392	427	325
Amortization	232	274	21	56	11	12
Segment EBITA (non-GAAP)	2,328	2,038	523	448	438	337

Adjusting items:
Transformation costs	57	6	13	2	4	—

Adjusted Segment EBIT (non-GAAP)	2,153	1,770	515	394	431	325
Adjusted Segment EBITA (non-GAAP)	2,385	2,044	536	450	442	337

Segment EBIT margin %	16.8%	15.3%	13.2%	10.8%	18.7%	16.1%
Adjusted Segment EBIT margin % (non-GAAP)	17.3%	15.4%	13.5%	10.9%	18.9%	16.1%

Segment EBITA margin % (non-GAAP)	18.7%	17.7%	13.7%	12.3%	19.2%	16.7%
Adjusted Segment EBITA margin % (non-GAAP)	19.1%	17.8%	14.1%	12.4%	19.4%	16.7%

The following table reconciles adjusted Segment EBITA (non-GAAP) to adjusted Segment EBITA margin (non-GAAP) (unaudited):

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2026	2025	2026	2025

Adjusted Segment EBITA (non-GAAP)
Americas	$951	$746	$2,385	$2,044
EMEA	181	179	536	450
APAC	179	143	442	337

Sales	6,614	6,052	18,553	17,154
Adjusted Segment EBITA margin (non-GAAP)	19.8%	17.6%	18.1%	16.5%

The following table reconciles Corporate expense from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2026	2025	2026	2025

Corporate expense (GAAP)	$167	$141	$475	$498

Adjusting items:
Transaction/separation costs	(18)	(9)	(43)	(27)
Transformation costs	(49)	(39)	(123)	(116)
Adjusted Corporate expense (non-GAAP)	$100	$93	$309	$355

6. Net Income and Diluted Earnings Per Share

The following tables reconcile net income from continuing operations attributable to JCI and diluted earnings per share from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended June 30,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2026	2025	2026	2025

As reported (GAAP)	$749	$618	$1.23	$0.94

Adjusting items:
Net mark-to-market adjustments	(28)	(21)	(0.05)	(0.03)
Restructuring and impairment costs	80	51	0.13	0.08
Water systems AFFF insurance recoveries	(17)	(1)	(0.03)	—
Transaction/separation costs	18	9	0.03	0.01
Transformation costs	80	45	0.13	0.07
Related tax impact	(14)	(8)	(0.02)	(0.01)
Adjusted (non-GAAP)*	$868	$693	$1.42	$1.05
* May not sum due to rounding

	Nine Months Ended June 30,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2026	2025	2026	2025

As reported (GAAP)	$1,913	$1,454	$3.12	$2.20

Adjusting items:
Net mark-to-market adjustments	(16)	(7)	(0.03)	(0.01)
Restructuring and impairment costs	224	146	0.37	0.22
Water systems AFFF insurance recoveries	(148)	(13)	(0.24)	(0.02)
Transaction/separation costs	43	27	0.07	0.04
Transformation costs	197	124	0.32	0.19
Gain on divestiture	(70)	—	(0.11)	—
Discrete tax items	11	(36)	0.02	(0.05)
Related tax impact	(9)	(31)	(0.01)	(0.05)
Adjusted (non-GAAP)*	$2,145	$1,664	$3.50	$2.52
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share (in millions; unaudited):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025

Weighted average shares outstanding
Basic weighted average shares outstanding	608	655	610	659
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	2	2	2	2
Diluted weighted average shares outstanding	610	657	612	661

7. Debt Ratios

The following table includes continuing operations and details net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	June 30, 2026		March 31, 2026		June 30, 2025
Short-term debt	$865		$882		$1,277
Current portion of long-term debt	311		28		570
Long-term debt	8,299		8,613		8,446
Total debt	9,475		9,523		10,293
Less: cash and cash equivalents	641		698		731
Net debt	$8,834		$8,825		$9,562

Last twelve months income before income taxes	$2,718		$2,506		$2,262

Net debt to income before income taxes	3.3	x	3.5	x	4.2	x

Last twelve months adjusted EBITDA (non-GAAP)	$4,553		$4,325		$3,843

Net debt to adjusted EBITDA (non-GAAP)	1.9x		2.0x		2.5x

The following table reconciles income from continuing operations to adjusted EBIT and adjusted EBITDA (unaudited):

	Twelve Months Ended
(in millions)	June 30, 2026	March 31, 2026	June 30, 2025
Income from continuing operations	$2,190	$2,056	$1,992
Income tax provision	528	450	270
Income before income taxes	2,718	2,506	2,262
Net financing charges	273	279	339
EBIT	2,991	2,785	2,601
Adjusting items:
Net mark-to-market adjustments	(3)	4	(12)
Restructuring and impairment costs	624	595	279
Water systems AFFF insurance recoveries	(174)	(158)	(29)
Transaction/separation costs	55	46	44
Transformation costs	253	218	124
ERP asset - accelerated depreciation	102	102	—
Loss (gain) on divestiture	(70)	(70)	42
EMEA joint venture loss	—	—	17
Adjusted EBIT (non-GAAP)	3,778	3,522	3,066
Depreciation and amortization	775	803	777
Adjusted EBITDA (non-GAAP)	$4,553	$4,325	$3,843

8. Income Taxes

After adjusting for certain non-recurring items, the Company's effective tax rate for continuing operations was approximately 17% for the three and nine months ending June 30, 2026 and approximately 12% for the three and nine months ending June 30, 2025.